UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 15, 2005
Motorola, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip code)
(847) 576-5000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Director Compensation
     The form and amount of compensation paid to Motorola’s non-employee directors is reviewed from time to time by the Nominating and Governance Committee (“Nominating Committee”) of Motorola’s Board of Directors (“Board”) with input from the Compensation and Leadership Committee (“Compensation Committee”) of the Board regarding market trends relating to director compensation. The last increase in Board compensation was effective as of January 1, 2003.
     On November 15, 2005, upon the recommendation of the Nominating Committee, the Board approved changes to the equity and cash compensation of the non-employee directors, effective as of January 1, 2006. The changes are described below.

Compensation	Effective as of January 1, 2006	Prior to change

Annual Retainer	$100,000	$75,000

Annual Retainer for Chairs of Audit and Legal Committee and of Compensation and Leadership Committee	$15,000	$12,000

Annual Retainer for other Committee Chairs	$10,000	$5,000

Annual Retainer for Members of Audit and Legal Committee other than the Chair	$5,000	$5,000

Mandatory requirement to receive 50% of Board compensation in shares of Motorola common stock or deferred stock units[1]	Eliminated	Yes

Voluntary election to receive remaining 50% of Board compensation in shares of Motorola common stock or deferred stock units	Yes, with the following changes:	Yes

	— May only elect to receive deferred stock units

	— May elect (in increments of 5%) up to 100% of Board compensation	Yes

Dividend equivalents on deferred stock units	Reinvested in additional units	At election of director, payable in cash or reinvested in additional units

Voluntary election to participate in the Motorola Management Deferred Compensation Plan (“MDCP”) [2]	No	Yes, up to 50% of Board compensation

Annual Equity Grant	Deferred Stock Units with a value of $120,000[3]	Options to acquire 15,000 shares of Motorola common stock.[4]

[1]	The deferred stock units convert to shares of Motorola common stock upon a director’s termination of service from the Board. The shares have been issued under the Motorola Non-Employee Directors Stock Plan and the Motorola Omnibus Incentive Plan of 2003 and in the future will be issued under the Motorola equity incentive plan designated by the Compensation Committee.

[2]	The MDCP offers a wide variety of investment options. Directors prior to January 1, 2005 could elect to have distributions while they are directors or after they retire from the Board.

[3]	The number of deferred stock units will be determined by dividing $120,000 by the fair market value of a share of Motorola common stock on the date of grant. The deferred stock units will convert to shares of Motorola common stock upon a director’s termination of service from the Board and the shares will be issued under the Motorola equity incentive plan designated by the Compensation Committee. Dividend equivalents will be reinvested in additional deferred stock units.

[4]	On May 3, 2005 each non-employee director received options to acquire 15,000 shares of Motorola common stock for $15.47 per share, the fair market value of the shares on the date of grant. The options were granted under the Motorola Omnibus Incentive Plan of 2000, as amended.

     Amendment of Motorola Long Range Incentive Plan (LRIP) of 2005
     On November 15, 2005, the Compensation Committee amended the Motorola Long Range Incentive Plan (LRIP) of 2005, as amended, (“LRIP”) to authorize pro-rated participation for newly elected officers and for the pro-ration of target awards for participants whose elected officer level changes or is eliminated through promotion or reclassification. The LRIP as now amended is filed with this report as Exhibit 10.43 and the summary of the amendments to the LRIP described herein is qualified in its entirety by reference to the full text of the LRIP.
Item 9.01. Financial Statements and Exhibits.
(c) The following are filed as Exhibits to this Report.

Exhibit No.	Document

10.43	Motorola Long-Range Incentive Plan (LRIP) of 2005, as amended through November 15, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.
Dated: November 17, 2005	By:	/s/ Ruth A. Fattori
Ruth A. Fattori
Executive Vice President, Human Resources

EXHIBIT INDEX

EXHIBIT NO.	DOCUMENT

10.43	Motorola Long-Range Incentive Plan (LRIP) of 2005, as amended through November 15, 2005.